Exhibit 99.1

ASX Announcement

28 February 2020

Removal of U.S. Restriction on Chess Depositary Interests (CDIs)

Coronado Global Resources Inc. (Coronado or the Company) (ASX: CRN) advises that, following an application from the Company, ASX Settlement will remove the Foreign Ownership Restriction (FOR) United States (U.S.) person tag from the Company’s CDIs with effect from 6 March 2020.

The FOR U.S. designation on the Company’s CDIs was put in place at the time of the Company's IPO, to prevent any CDIs from being sold on ASX to persons that are in the U.S. or to, or for the account or benefit of, US Persons, in each case that are not QIBs (each as defined under United States Securities Act of 1933, as amended (US Securities Act)), in order to comply with the exemption from registration under Regulation S and, where applicable, Rule 144A for offers which are made outside of the U.S. by U.S. companies. The removal of the FOR U.S. designation means that the Company’s CDIs are no longer subject to the sale or transfer restrictions mentioned above.

- Ends -

For further information, please contact:

Ayten Saridas

Group Chief Financial Officer

Coronado Global Resources Inc.

+61 (07) 3031 7737

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES

Coronado Global Resources Inc.	Level 31, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au